EXHIBIT 16.2

November 9, 2007

Securities and Exchange Commission
Washington, DC 20549

Dear Commissioners:

We have read HydroGen Corporation’s statements included under Item 4.01 of its Form 8-K dated November 9, 2007 and we agree with such statements concerning our firm.

Sincerely,

/s/ GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP